Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	March 24, 2005

Issuer Name and Ticker or Trading Symbol:	Sears Holdings Corporation (SHLD)

Designated Filer:	ESL Investments, Inc.

Other Joint Filers:	ESL Partners, L.P., ESL Institutional Partners, L.P., RBS Investment Management, LLC, RBS Partners, L.P., ESL Investment Management, LLC and Edward S. Lampert.

Addresses:	The principal business address of each of the Joint Filers above is 200 Greenwich Avenue, Greenwich, CT 06830.

Signatures:	ESL PARTNERS, L.P.

	By:	RBS Partners, L.P., as its general partner

	By:	ESL Investments, Inc., as its general partner

		By:	/s/ Robert Jackowitz

			Name:	Robert Jackowitz
			Title:	Treasurer

ESL INSTITUTIONAL PARTNERS, L.P.

	By:	RBS Investment Management, L.L.C., as its general partner

	By:	ESL Investments, Inc., as its manager

		By:	/s/ Robert Jackowitz

			Name:	Robert Jackowitz
			Title:	Treasurer

RBS PARTNERS, L.P.

	By:	ESL Investments, Inc., as its general partner

		By:	/s/ Robert Jackowitz

			Name:	Robert Jackowitz
			Title:	Treasurer

RBS INVESTMENT MANAGEMENT, L.L.C.

	By:	ESL Investments, Inc., as its manager

		By:	/s/ Robert Jackowitz

			Name:	Robert Jackowitz
			Title:	Treasurer

ESL INVESTMENT MANAGEMENT, L.L.C.

By:	/s/ Robert Jackowitz

	Name:	Robert Jackowitz
	Title:	Treasurer

/s/ Edward S. Lampert

Edward S. Lampert